SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                   FUNCO, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:



                                   FUNCO, INC.
                             10120 West 76th Street
                              Minneapolis, MN 55344

                                                                   June 27, 1997
Dear Shareholder:

         You are cordially invited to attend the 1997 Annual Meeting of Shareholders of Funco, Inc. The meeting will be held at 10:00 a.m. Central Daylight Time on Friday, August 1, 1997, at the Minneapolis Marriott Southwest Hotel, 5801 Opus Parkway, Minnetonka, Minnesota 55343. I encourage you to attend. Whether or not you plan to attend the meeting, I urge you to vote your proxy.

          On behalf of our Board of Directors and employees, thank you for your continued support and interest in Funco, Inc.


                                            Sincerely,


                                            /s/ David R. Pomije
                                            David R. Pomije
                                            CHAIRMAN AND CHIEF EXECUTIVE OFFICER




                                   FUNCO, INC.
                             10120 West 76th Street
                          Minneapolis, Minnesota 55344

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

         Please take notice that the 1997 Annual Meeting of Shareholders of Funco, Inc., a Minnesota corporation (the "Company"), will be held at the Minneapolis Marriott Southwest Hotel, 5801 Opus Parkway, Minnetonka, Minnesota 55343, on Friday, August 1, 1997, at 10:00 a.m. Central Daylight Time, to consider and vote upon the following matters, as described in the accompanying Proxy Statement:

1.       Election of directors of the Company.

2. Approval of appointment of Ernst & Young LLP as independent auditors of the Company.

3. Such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

         The Board of Directors of the Company has fixed the close of business on June 17, 1997, as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting.

         Shareholders who do not expect to be personally present at the Annual Meeting are urged to vote, sign, date and return the accompanying proxy in the enclosed, postage paid return envelope as soon as possible. The Board of Directors of the Company sincerely hopes, however, that all shareholders who can attend the Annual Meeting will do so.


                                            By Order of the Board of Directors


                                            /s/ Robert M. Hiben
                                            Robert M. Hiben
                                            SECRETARY

June 27, 1997




                                   FUNCO, INC.
                             10120 WEST 76TH STREET
                          MINNEAPOLIS, MINNESOTA 55344


                                 PROXY STATEMENT

--------------------------------------------------------------------------------

            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 1, 1997

--------------------------------------------------------------------------------

                     SOLICITATION AND REVOCATION OF PROXIES

         The accompanying proxy is solicited by the Board of Directors of Funco, Inc. (the "Company") in connection with the 1997 Annual Meeting of Shareholders of the Company, which will be held on August 1, 1997, and any adjournments thereof. A person giving the enclosed proxy has the power to revoke it at any time before the convening of the Annual Meeting. Revocations of proxy will be honored if received at the offices of the Company, addressed to the attention of Robert M. Hiben, on or before July 31, 1997. In addition, on the day of the meeting, prior to the convening thereof, revocations may be delivered to the tellers who will be seated at the door of the meeting hall. Unless so revoked, all properly executed proxies will be voted as specified. In the event no choice is specified on the proxy, the shares represented by such proxy will be voted FOR the nominees for directors set forth herein and FOR the appointment of Ernst & Young LLP as the Company's independent auditors. If any other matters properly come before the Annual Meeting, or if any of the persons named to serve as directors should decline or be unable to serve, the persons named in the proxy will vote the same in accordance with their discretion.

         Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited primarily by mail, but officers, directors and other employees of the Company may also solicit proxies by telephone, telegraph or personal calls. No extra compensation will be paid by the Company for such solicitation. The Company may reimburse brokers, banks and other nominees holding shares for others for the cost of forwarding proxy materials to, and obtaining proxies from, their principals. This Proxy Statement is first being mailed to shareholders on or about June 27, 1997.

                                  VOTING RIGHTS

         Only shareholders of record at the close of business on June 17, 1997, are entitled to notice of and to vote at the meeting or any adjournment thereof. As of that date, there were issued and outstanding 6,098,781 shares of Common Stock of the Company, the only class of securities of the Company entitled to vote at the Annual Meeting. Each shareholder of record is entitled to one vote for each share registered in the shareholder's name as of the record date. The Articles of Incorporation of the Company do not grant the shareholders the right to vote cumulatively for the election of directors. The presence in person or by proxy of holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

         Abstentions and broker non-votes are counted for the purpose of determining whether a quorum is present at the Annual Meeting. For the purpose of determining whether a proposal (but not on the election of directors) has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (the broker non-votes), those shares will not be included in the vote totals and, therefore, will have no effect on the vote.

                            OWNERSHIP OF COMMON STOCK

         The following table sets forth certain information as of June 17, 1997, with respect to the stock ownership of all persons known by the Company to be beneficial owners of more than five percent of its outstanding shares of Common Stock, each director, each nominee for director, each of the Named Executive Officers and all officers and directors of the Company as a group:

                                                        NUMBER OF SHARES          PERCENT OF
         NAME AND ADDRESS OF BENEFICIAL OWNER          BENEFICIALLY OWNED     OUTSTANDING SHARES
---------------------------------------------------    ------------------     ------------------
David R. Pomije....................................        1,907,030(1)              3l.1%
   10120 West 76th Street
   Minneapolis, MN 55344
Stanley A. Bodine..................................          173,740(2)              2.8%
Richard T. Guidera.................................            9,250(3)          Less than 1%
George E. Mileusnic................................           12,250(4)          Less than 1%
Patrick J. Ferrell.................................            8,250(5)          Less than 1%
Jeffrey R. Gatesmith...............................           56,977(6)          Less than 1%
Robert M. Hiben....................................           47,590(7)          Less than 1%
All officers and directors as a group (7 persons)..        2,215,087(8)              35.2%
-----------------------
(1)    Includes 33,580 shares issuable upon exercise of currently exercisable options and options exercisable within 60 days of the record date.
(2)    Includes 72,838 shares issuable upon exercise of currently exercisable options and options exercisable within 60 days of the record date.
(3)    Includes 5,250 shares issuable upon exercise of currently exercisable options and options exercisable within 60 days of the record date.
(4)    Includes 8,750 shares issuable upon exercise of currently exercisable options and options exercisable within 60 days of the record date.
(5)    Includes 7,250 shares issuable upon exercise of currently exercisable options and options exercisable within 60 days of the record date.
(6)    Includes 37,727 shares issuable upon exercise of currently exercisable options and options exercisable within 60 days of the record date.
(7)    Includes 35,840 shares issuable upon exercise of currently exercisable options and options exercisable within 60 days of the record date.
(8)    Includes 201,235 shares issuable upon exercise of currently exercisable options and options exercisable within 60 days of the record date.




                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         Management has nominated the individuals listed below for election as directors, each to serve until the next Annual Meeting of Shareholders and until his successor is elected and qualified or until his earlier resignation or removal.

         Unless instructed not to vote for the election of directors or not to vote for any specified nominee, the proxies will vote to elect the listed nominees. If any of the nominees are not candidates for election at the Annual Meeting, which is not currently anticipated, the proxies may vote for such other persons as they, in their discretion, may determine.

                              NAME                       AGE      DIRECTOR SINCE
              -------------------------------------      ---      --------------
              David R. Pomije......................      41            1988
              Stanley A. Bodine....................      47            1992
              Richard T. Guidera...................      68            1992
              George E. Mileusnic..................      42            1993
              Patrick J. Ferrell...................      40            1995

         DAVID R. POMIJE is the founder of the Company and has been chairman of the board and chief executive officer of the Company since its inception in March 1988. He also served the Company as its president and chief financial officer until April 1995. Mr. Pomije's prior experience includes nine years within the consumer electronics industry. Mr. Pomije currently serves on the Board of Directors of Excelsior-Henderson Motorcycle Manufacturing Company.

         STANLEY A. BODINE was named president and chief operating officer of the Company in April 1995. He had served as executive vice president since March 1992 and has been a director of the Company since May 1992. From October 1991 to March 1992, he worked for Funco as a management consultant. Mr. Bodine held various management positions with The Pillsbury Company from 1978 to 1991, most recently as senior vice president of The Haagen-Dazs Company, with responsibility for business development in the United States, Europe and the Pacific Rim. He also served as general manager of Haagen-Dazs International and director of planning and development for Pillsbury's domestic and international divisions.

         RICHARD T. GUIDERA was elected to the Board of Directors in September 1992. Since 1984, Mr. Guidera has been president of The Guidera Group, Inc., a firm providing shopping center consulting and business brokerage services to retailers and shopping center developers. Prior thereto he had served as executive vice president of operations and leasing and a partner of The Center Companies, which was formed in 1980 as a successor to Dayton-Hudson Properties.

         GEORGE E. MILEUSNIC was elected to the Board of Directors in December 1993. Mr. Mileusnic currently serves as executive vice president of administration of the Outdoor Recreation division of The Coleman Company, Inc., a leading manufacturer and marketer of brand name consumer products for the camping and related outdoor recreational markets in the United States, Canada, Europe and Japan. From 1994 to 1996 he served as executive vice president and chief financial officer of The Coleman Company. He joined The Coleman Company in September 1989 as senior vice president and chief financial officer. From 1987 to 1989, he was senior vice president and controller of Burger King Corporation, a subsidiary of The Pillsbury Company. Mr. Mileusnic currently serves on the Board of Directors of Intrust Funds Trust.

         PATRICK J. FERRELL was elected to the Board of Directors in May 1995. Mr. Ferrell is currently president of Strategies & Internet Consulting, providing consultant services to the interactive entertainment industry. Most recently Mr. Ferrell served as chief executive officer of Infotainment World, Inc., a subsidiary of IDG Communications which publishes GAMEPRO, S.W.A.T. PRO and PC GAMES magazines, as well as related tip books and strategy guides. While with Infotainment World, Mr. Ferrell created and co-produced the Electronic Entertainment Expo, the world's largest trade show dedicated exclusively to interactive entertainment products and services. Mr. Ferrell, a CPA, has held a variety of financial management positions at Visa, U.S.A., Failure Analysis Associates, Foster Farms and KPMG Peat Marwick LLP. Mr. Ferrell currently serves on the Board of Directors of Hypermedia Communications.

DIRECTORS' COMPENSATION

         Directors who are not otherwise employees of the Company are paid an annual retainer of $2,400, plus $200 for each committee meeting attended which is not held on the same date as a regular board meeting. During fiscal 1997, an aggregate of $7,200 was paid or accrued to outside directors for their services. Nonemployee directors are eligible for stock option awards under the Company's 1992 Stock Option Plan for Nonemployee Directors. During fiscal 1997 options to purchase an aggregate of 4,500 shares at an exercise price of $6.85 were granted to the Company's nonemployee directors.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

         The Board of Directors met three times during fiscal 1997. All directors attended each of the meetings of the Board and the committees on which they served. The Board of Directors has Executive, Compensation and Audit Committees, each comprised of two members. The Board of Directors does not have a Nominating Committee.

         EXECUTIVE COMMITTEE. The Executive Committee is authorized to take action between meetings of the Board, subject to Board ratification. The Executive Committee did not meet during fiscal 1997. The current members of the Executive Committee are Messrs. Pomije and Bodine.

         COMPENSATION COMMITTEE. The principal function of the Compensation Committee is to make recommendations to the Board of Directors concerning the compensation of executive officers and other management personnel. The Compensation Committee met four times during fiscal 1997. The current members of the Compensation Committee are Messrs. Guidera and Mileusnic.

         AUDIT COMMITTEE. The Audit Committee has the principal function of reviewing the adequacy of the Company's internal controls, conferring with the independent auditors concerning the scope of their examination of the books and records of the Company, recommending to the Board of Directors the appointment of independent auditors and considering other appropriate matters regarding the financial affairs of the Company. The Audit Committee met two times during fiscal 1997. The current members of the Audit Committee are Messrs. Mileusnic and Ferrell.

                                 PROPOSAL NO. 2

                       APPOINTMENT OF INDEPENDENT AUDITORS

         Ernst & Young LLP, independent auditors, have been the auditors of the accounts of the Company for the past seven fiscal years. They have been appointed by the Board of Directors of the Company for the purpose of auditing the Company's accounts for the 1998 fiscal year and shareholder approval of such appointment is requested.

         Representatives of the firm of Ernst & Young LLP will be in attendance at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so. In addition, they will be available to respond to appropriate questions.

         The affirmative vote of a majority of the shares of Common Stock represented in person or proxy and entitled to vote at the Annual Meeting is required to approve the appointment of Ernst & Young LLP.

         All proxies not voted against the appointment of Ernst & Young LLP or not abstaining from voting shall be voted FOR the appointment of Ernst & Young LLP. In the event that the appointment of Ernst & Young LLP should not be approved by shareholders, the Board of Directors will make another appointment to be effective at the earliest feasible time, either this fiscal year or the next.

         The Board of Directors recommends a vote FOR the appointment of Ernst & Young LLP.

                            OTHER EXECUTIVE OFFICERS

         The Company's executive officers, other than Messrs. Pomije and Bodine, are identified below.

         JEFFREY R. GATESMITH, 45, has served as vice president of retail operations and human resources of the Company since January 1992. From 1988 to 1991 he served as vice president of human resources for the sixty-store retail jewelry operations of Henry Birks and Sons, Ltd., Montreal, Quebec, Canada, and as vice president of operations for Amerpro, Inc., a California firm offering residential painting services from 1987 to 1988.

         ROBERT M. HIBEN, 39, has served as chief financial officer and secretary of the Company since April 1995. Mr. Hiben joined the Company as controller in February 1992. He was chief financial officer of Bretts Department Store Company, a nineteen-store chain, from 1990 to 1992, and served in various financial capacities, most recently as director of financial planning, for Wilsons, a national retailer of leather apparel, from 1982 to 1990.

                      REPORT OF THE COMPENSATION COMMITTEE

         With respect to executive compensation, the objectives of the Committee are to establish and maintain programs and practices that will align executive compensation with the Company's performance and profitability and motivate and retain executive officers. In meeting these objectives, the Compensation Committee has determined that executive compensation plans are to include competitive base salaries, performance based cash bonuses and appropriate long-term stock based incentive awards.

ELEMENTS OF THE COMPANY'S EXECUTIVE COMPENSATION PLANS

         BASE SALARY. The Board of Directors establishes the base salary level for each executive officer, including the chief executive officer, based upon recommendation of the Compensation Committee. In developing specific salary recommendations, the Compensation Committee considers the scope of responsibility of each executive officer, the individual's experience and the competitive marketplace for the position. Base salaries of the Company's Named Executive Officers increased an average of approximately 12% during fiscal 1997.

         PERFORMANCE-BASED CASH BONUS. The Board of Directors establishes an annual cash bonus plan based upon recommendation of the Compensation Committee, which correlates incentive payments to factors including overall Company financial performance, specific individual objectives and the individual executive officer's base salary. The Company awarded performance based cash bonuses to its Named Executive Officers during fiscal 1997 with bonus amounts ranging from approximately 46% to 60% of base salary.

         STOCK-BASED INCENTIVE AWARDS. The Compensation Committee and the Board of Directors believe that stock-based incentive awards encourage and reward effective management actions that bring about long-term corporate financial success, primarily as measured by increases in shareholder value. During fiscal 1997 the Board of Directors, upon recommendation of the Compensation Committee, granted options to purchase an aggregate of 111,600 shares at prices ranging from $8.52 to $9.48 to the Named Executive Officers.

COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

         The following criteria were applied by the Compensation Committee to determine compensation for the Chief Executive Officer, Mr. Pomije, for the last fiscal year.

         The Committee established Mr. Pomije's annual base salary for fiscal 1997 to be $200,000, based upon the criteria described above regarding base salary. The Committee established Mr. Pomije's annual incentive bonus opportunity at a level at which achievement of bonus, together with base salary, would have been marketplace competitive. The Company awarded an incentive bonus to Mr. Pomije in the amount of $120,000 for achieving fiscal 1997 results. The Committee recommended to the Board of Directors that pursuant to the 1993 Stock Option Plan, Mr. Pomije should be granted 16,200 and 21,100 shares of Common Stock at exercise prices of $9.37 and $9.48 per share, respectively.

OTHER INFORMATION

         In 1993, Section 162(m) of the Internal Revenue Code was adopted which, beginning in 1994, imposes an annual deduction limitation of $1.0 million on the compensation of certain executive officers of publicly held companies. The Compensation Committee does not believe that the Section 162(m) limitation will materially affect the Company in the near future given the current level of the compensation of the executive officers.

         The Compensation Committee:  Richard T. Guidera and George E. Mileusnic


                             EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE. The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's chief executive officer and the three other executive officers whose total annual compensation in fiscal 1997 (based on salary and bonus) exceeded $100,000 (the "Named Executive Officers").

                                                          ANNUAL COMPENSATION           LONG TERM
                                              FISCAL   --------------------------      COMPENSATION
       NAME AND PRINCIPAL POSITION             YEAR       SALARY         BONUS        AWARDS/OPTIONS
------------------------------------------  ---------  ------------    ----------    ----------------
David R. Pomije........................        1997      $200,000       $120,000      37,300 shares
Chief Executive Officer                        1996       180,000              -      18,500 shares
                                               1995       180,000              -      14,214 shares

Stanley A. Bodine......................        1997       168,000        100,800      34,500 shares
President and Chief Operating Officer          1996       153,750              -      33,500 shares
                                               1995       153,750              -      13,355 shares

Jeffrey R. Gatesmith...................        1997       102,000         47,500      20,900 shares
Vice President of Retail Operations            1996        88,200         11,730      22,400 shares
and Human Resources                            1995        87,230              -       7,661 shares

Robert M. Hiben........................        1997        92,000         46,000      18,900 shares
Chief Financial Officer                        1996        78,750         11,125      20,000 shares
                                               1995        77,885              -       6,840 shares




         OPTIONS GRANTED DURING FISCAL 1997. The following table provides information relating to options granted to the Named Executive Officers during fiscal 1997.

                                                                                    POTENTIAL REALIZABLE
                                             INDIVIDUAL GRANT                         VALUE AT ASSUMED
                         -------------------------------------------------------    ANNUAL RATE OF STOCK
                                       PERCENT OF TOTAL                              PRICE APPRECIATION
                                      OPTIONS GRANTED TO                              FOR OPTION TERM
                          OPTIONS        EMPLOYEES IN      EXERCISE   EXPIRATION    --------------------
           NAME          GRANTED(1)      FISCAL YEAR       PRICE(2)      DATE         5%(3)       10%(3)
----------------------   ----------   ------------------   --------   ----------    --------    --------
David R. Pomije.......     21,100            7.3%           $9.48     6/13/2001     $ 55,264    $122,119
                           16,200            5.6             9.37     12/5/2001       41,938      92,672

Stanley A. Bodine.....     19,500            6.8             8.62     6/13/2006      105,711     267,892
                           15,000            5.2             8.52     12/5/2006       80,373     203,680

Jeffrey R. Gatesmith..     11,800            4.1             8.62     6/13/2006       63,969     162,109
                            9,100            3.2             8.52     12/5/2006       48,759     123,566

Robert M. Hiben.......     10,700            3.7             8.62     6/13/2006       58,005     146,997
                            8,200            2.9             8.52     12/5/2006       43,937     111,345

-------------------
(1) The number indicated is the number of shares of Common Stock that can be acquired upon exercise of the option. The Company has not granted any SARs. All options granted in fiscal 1997 are incentive stock options and are nontransferable, vest over a period of three years, become exercisable in three equal annual installments commencing either June 14, 1996 or December 6, 1996, and provide for forfeiture of unvested options upon termination of employment.

(2) The exercise price is equal to the fair market value of the Common Stock on the date of grant; however, the exercise price for Mr. Pomije was increased by 10% as required by the federal tax code, as Mr. Pomije owns greater than 10% of the outstanding Common Stock.

(3) The assumed rates of 5% and 10% are hypothetical rates of stock price appreciation selected by the Securities and Exchange Commission and are not intended to, and do not, forecast or assume actual future stock prices. The Company believes that future stock appreciation, if any, is unpredictable and is not aware of any formula that will determine with any reasonable accuracy the present value of stock options based on future factors which are unknowable and volatile. No gain to optionees is possible without an appreciation in stock prices, and any such increase would benefit all shareholders. There can be no assurance that the amounts reflected in this table will be achieved.

         AGGREGATE OPTION EXERCISES DURING FISCAL 1997 AND FISCAL YEAR-END OPTION VALUES. The following table provides information related to options exercised by the Named Executive Officers during fiscal 1997 and the number and value of options held at fiscal year-end. The Company does not have any outstanding stock appreciation rights.

                                                                                       VALUE OF
                                                         NUMBER OF                    UNEXERCISED
                                                        UNEXERCISED                  IN-THE-MONEY
                          SHARES                        OPTIONS AT                    OPTIONS AT
                         ACQUIRED                     FISCAL YEAR-END              FISCAL YEAR-END(1)
                            ON        VALUE     ---------------------------   ---------------------------
       NAME              EXERCISE    REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------   --------    --------   -----------   -------------   -----------   -------------
David R. Pomije.......         -           -       15,643        54,371        $ 60,745       $319,833
Stanley A. Bodine.....     8,250     $23,059       55,720        65,035         417,738        485,418
Jeffrey R. Gatesmith..     4,575      13,073       31,749        41,387         233,948        313,876
Robert M. Hiben.......     3,200      14,582       28,877        37,213         215,237        281,894


-------------------
(1) Value is determined by the difference between the closing price of the Company's Common Stock on March 30, 1997, which was $14.75, and the option exercise price (if less than $14.75) multiplied by the number of shares subject to the option.


                             STOCK PERFORMANCE CHART

         PERFORMANCE GRAPH. The following table compares the cumulative total shareholder return on Common Stock for the period commencing August 12, 1992, the date of the Company's initial public offering, through March 30, 1997, with the cumulative total return on the NASDAQ United States Stock Market Index and the NASDAQ Retail Trade Index over the same period. This comparison assumes $100 was invested on August 12, 1992, in the Company's Common Stock and in each of the foregoing indices, and assumes reinvestment of all dividends.

                               [PLOT POINTS GRAPH]

             FUNCO, INC.     NASDAQ STOCK MARKET (U.S.)     NASDAQ RETAIL TRADE

8/12/92         $100                 $100                           $100
4/04/93         $245                 $117                           $104
4/03/94         $266                 $131                           $111
4/02/95         $ 89                 $145                           $109
3/31/96         $ 80                 $201                           $136
3/30/97         $268                 $224                           $138



             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during fiscal 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                                  OTHER MATTERS

         The Board of Directors is not aware that any matter, other than those described in the Notice, will be presented for action at the Annual Meeting. If, however, other matters do properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote the proxied shares in accordance with their best judgment on such matters.

                  SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

         All shareholder proposals intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company at its offices on or before February 27, 1998.

                             ADDITIONAL INFORMATION

         A copy of the Company's Annual Report to Shareholders for the fiscal year ended March 30, 1997, accompanies this Notice of Annual Meeting of Shareholders and Proxy Statement.


                                        By Order of the Board of Directors


                                        /s/ Robert M. Hiben
                                        Robert M. Hiben
                                        SECRETARY

June 27, 1997




                                   FUNCO, INC.
                                      PROXY
                ANNUAL MEETING OF SHAREHOLDERS -- AUGUST 1, 1997
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David R. Pomije and Stanley A. Bodine, or either of them, proxies or proxy, with full power of substitution, to vote all shares of Common Stock of Funco, Inc. (the "Company") which the undersigned is entitled to vote at the 1997 Annual Meeting of Shareholders to be held at the Minneapolis Marriott Southwest Hotel, 5801 Opus Parkway, Minnetonka, Minnesota 55343, August 1, 1997, at 10:00 a.m. Central Daylight Time, and at any adjournment thereof, as directed below with respect to the proposals set forth below, all as more fully described in the Proxy Statement, and upon any other matter that may properly come before the meeting or any adjournment thereof.

1.  ELECTION OF DIRECTORS.

    [ ] FOR all nominees listed below        [ ] WITHHOLD AUTHORITY to vote for
        (except as marked to the contrary        all nominees listed below
        below)

        DAVID R. POMIJE       STANLEY A. BODINE       RICHARD T. GUIDERA
                   GEORGE E. MILEUSNIC      PATRICK J. FERRELL

(INSTRUCTION: To withhold authority for any individual nominee, write that nominee's name in the space provided below.)

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2.  APPROVAL OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

                   [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

           (CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE)


                         (CONTINUED FROM OTHER SIDE)

    The power to vote granted by this Proxy may be exercised by David R. Pomije and Stanley A. Bodine, jointly or singly, or their substitute(s), who are present and acting at said Annual Meeting or any adjournment of said Annual Meeting. The undersigned hereby revokes any and all prior proxies given by the undersigned to vote at this Annual Meeting.

    THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SHAREHOLDERS' INSTRUCTIONS. IF THE SHAREHOLDER(S) WHO EXECUTE THIS PROXY DO NOT WITHHOLD THEIR VOTES FOR THE ELECTION OF DIRECTORS AND DO NOT VOTE AGAINST OR ABSTAIN FROM VOTING ON PROPOSAL NO. 2, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PROPOSED DIRECTORS AND FOR PROPOSAL NO. 2.

                                    It is urgent that each shareholder complete, date, sign and mail this Proxy as soon as possible. Your vote is important!

                                    Dated ________________________________, 1997


                                    ____________________________________________
                                    Signature of Shareholder(s)


                                    ____________________________________________
                                    Signature of Shareholder(s)

                                    Please date and sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee, guardian, authorized officer of a corporation or partner of a partnership, please give your title as such.

                    PLEASE DO NOT FORGET TO DATE THIS PROXY.